EXHIBIT 99.1

ENSCO INTERNATIONAL INCORPORATED

Contract Status of Offshore Rig Fleet

As of October 17, 2001

		Water	Customers/			Estimated Availability &
Rig Name	Design	Depth	Status	Day Rate	Location	Comments

Gulf of Mexico
Jackups
ENSCO 51	F&G 780 MOD II	300	Shipyard			Damaged in blowout and subsequent fire. Rig will be mobilized to Asia for repairs.
ENSCO 54	F&G 780 MOD II	300	Available			10/01
ENSCO 55	F&G 780 MOD II	300	Available			10/01
ENSCO 60	Levingston 111-C	300	Available			10/01
ENSCO 64	MLT 53	250	Shipyard			12/01
ENSCO 67	MLT 84 Class	400	Newfield	High 20's	High Island A-524	11/01
ENSCO 68	MLT 84 Class	350	Available			10/01
ENSCO 69	MLT 84 Class	400	Samedan	Mid 40's	Vermillion 371	11/01
ENSCO 81	MLT 116-C	350	Houston Expl.	High 40's	Mustang Island A-31	1/02
ENSCO 82	MLT 116-C	300	BP	High 40's	Matagorda Island 622	12/01
ENSCO 83	MLT 82 SD-C	250	Available			10/01
ENSCO 84	MLT 82 SD-C	250	Amerada Hess	Low 30's	Mustang Island 748	11/01
ENSCO 86	MLT 82 SD-C	250	ExxonMobil	Low 40's	Mobile Bay 63	Month to month
ENSCO 87	MLT 116-C	350	ADTI	Low 40's	E. Cameron 328	10/01
ENSCO 88	MLT 82 SD-C	250	Available			10/01
ENSCO 89	MLT 82 SD-C	250	ExxonMobil	Low 40's	Grand Isle 16	Month to month
ENSCO 90	MLT 82 SD-C	250	Bois D' Arc	Mid 30's	S. Timbalier 11	10/01
ENSCO 93	MLT 82 SD-C	250	BP	Mid 30's	Matagorda Island 623	11/01, rate adjusted to index
ENSCO 94	Hitachi C-250	250	Shipyard			12/01
ENSCO 95	Hitachi C-250	250	Chevron	Low 30's	S. Timbalier 176	Well to well
ENSCO 98	MLT 82 SD-C	250	UNOCAL	High 20's	Eugene Island 24	4/02, market rates
ENSCO 99	MLT 82 SD-C	250	ExxonMobil	Low 40's	Mobile Bay 112	Month to month

Semisubmersible
ENSCO 7500	Semisubmersible	7500	Anadarko	Low 180's	Mississippi Canyon 392	1/04, assigned from Burlington to Anadarko for three months

Platform Rigs
ENSCO 21	2000 HP API		Retired
ENSCO 22	2000 HP API		Retired
ENSCO 23	2000 HP API		Available			10/01
ENSCO 24	2000 HP API		Available			10/01
ENSCO 25	3000 HP API		Texaco	Low 20's	Viosca Knoll 786	1/02
ENSCO 26	3000 HP API		ExxonMobil	Low 30's	Aliminos Canyon 25	1/02
ENSCO 29	3000 HP API		Committed

North Sea
ENSCO 70	Hitachi K1032N	250	DONG/Phillips	Mid 70's	Denmark	Two months regulatory inspection starting Jan. 02
ENSCO 71	Hitachi K1032N	225	Maersk	Low 70's	Denmark	Aug. 02; 30 days shipyard downtime in Q4
ENSCO 72	Hitachi K1025N	225	Burlington	Mid 70's	UK - Irish Sea	Six to eight week regulatory inspection and enhancements starting Dec. 01, then to Conoco, mid 80's through 2002, market rates to Sep. 03.
ENSCO 80	MLT-116-CE	225	Available			Oct. 01
ENSCO 85	MLT-116-C	225	Clyde	Low 70's	Netherlands	Jan. 02
ENSCO 92	MLT-116-C	225	Conoco	Mid 70's	UK	Dec. 01
ENSCO 100	MLT-150-88	325	VEBA	Low 40's	Netherlands	Jan. 02
ENSCO 101	KFELS MOD V	400	DONG	Low 90's	Denmark	Apr. 02

Asia Pacific
ENSCO 50	F&G 780 Mod II	300	BP	High 30's	Indonesia	April 02; rate increase to Mid 60's, Jan. 02
ENSCO 52	F&G 780 Mod II	300	Petronas	Mid 50's	Malaysia	Nov. 02
ENSCO 53	F&G 780 Mod II	300	Unocal	High 50's	Thailand	Jun. 02
ENSCO 56	F&G 780 Mod II	300	Apache Energy	High 60's	Australia	May 02
ENSCO 57	F&G 780 Mod II	300	Unocal	Mid 20's	Vietnam	Jan. 03; Jan. 02 - Jan. 03, low 50's
ENSCO 96	Hitachi C-250	250	NDC/ADMA	High 20's	U.A.E.	Next to Oxy Qatar, mid 50's plus incentives, Nov. 01 - Nov. 02
ENSCO 97	MLT 82-SD-C	250	Maersk	High 40's	Qatar	Aug. 02

South America
ENSCO I	Barge Rig		Available
ENSCO II	Barge Rig		Chevron	Mid 40's	Lake Maracaibo	May 04; assigned to Shell, Jun. 01 - Jun. 02
ENSCO III	Barge Rig		Chevron	Low 40's	Lake Maracaibo	Jul. 04
ENSCO V	Barge Rig		Available
ENSCO VI	Barge Rig		Available
ENSCO XI	Barge Rig		Available
ENSCO XII	Barge Rig		Venture Production	High 20's	Trinidad	Feb. 02
ENSCO XIV	Barge Rig		Stacked		Lake Maracaibo
ENSCO XV	Barge Rig		Stacked		Lake Maracaibo